Exhibit (h)(2)(viii)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Allianz Global Investors U.S. LLC

And

State Street Bank and Trust Company

This Amendment to the Transfer Agency and Service Agreement, dated October 3, 2008, as subsequently amended and novated (the “Agreement”) is made as of this 6th day of April, 2018, between State Street Bank and Trust Company (the “Transfer Agent”) (pursuant to an assignment from DST Asset Manager Solutions, Inc. (f/k/a Boston Financial Data Services, Inc.)) and Allianz Global Investors U.S. LLC (the “Fund”) (the “Amendment”). In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, effective as of April 6, 2018; and

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment except as specifically revised by this Amendment; and

3.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

ALLIANZ GLOBAL INVESTORS U.S. LLC		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Thomas J. Fuccillo	By:	/s/ Andrew Erickson
Name:	Thomas J. Fuccillo	Name:	Andrew Erickson
Title:	President and Chief Executive Officer	Title:	Executive Vice President
As an Authorized Officer on behalf of each of the Funds indicated on Schedule A

SCHEDULE A

Dated: April 6, 2018

Allianz Funds

AllianzGI Emerging Markets Opportunities Fund

AllianzGI Focused Growth Fund

AllianzGI Global Natural Resources Fund

AllianzGI Global Small-Cap Fund

AllianzGI Health Sciences Fund

AllianzGI Income & Growth Fund

AllianzGI Mid-Cap Fund

AllianzGI NFJ Dividend Value Fund

AllianzGI NFJ International Value Fund

AllianzGI NFJ Large-Cap Value Fund

AllianzGI NFJ Mid-Cap Value Fund

AllianzGI NFJ Small-Cap Value Fund

AllianzGI Small-Cap Fund

AllianzGI Technology Fund